Exhibit 4.1

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, relating to the Indenture dated as of June 11, 2003 (the “Indenture”) among Esterline Technologies Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors set forth on the signature pages to the Indenture and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee (the “Trustee”), is entered into among the Company, the Subsidiary Guarantors listed on the signature pages hereto, and the Trustee as of June 27, 2007. Defined terms not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustees may amend the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, on June 20, 2007 the Company commenced a consent solicitation to all Holders of record of the then outstanding Notes as of June 18, 2007 to amend the first paragraph of Section 4.09 of the Indenture to substitute the term “Restricted Subsidiary” for the term “Subsidiary Guarantor” in the third line of such paragraph; and

WHEREAS, as of 5:00 p.m., New York City time on June 27, 2007, the Company received valid consents from Holders representing not less than 96% of the aggregate principal amount of all Notes then outstanding;

NOW, THEREFORE, pursuant to and in compliance with Section 9.02 of the Indenture, the first paragraph of Section 4.09 of the Indenture is hereby amended to read in its entirety as follows:

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Company shall not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company or any Restricted Subsidiary may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and the Subsidiary Guarantors.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date written above.

ESTERLINE TECHNOLOGIES CORPORATION

/s/ Robert D. George
By:	Robert D. George
Title:	Vice President, Chief Financial Officer,
Secretary and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS SUCCESSOR TRUSTEE

/s/ Raymond Torres
By:	Raymond Torres
Title:	Assistant Vice President

SUBSIDIARY GUARANTORS:

ADVANCED INPUT DEVICES, INC.
AMTECH AUTOMATED MANUFACTURING
TECHNOLOGY
ANGUS ELECTRONICS CO.
ARMTEC COUNTERMEASURES CO.
ARMTEC DEFENSE PRODUCTS CO.
AVISTA, INCORPORATED
BVR TECHNOLOGIES CO.
CMC DATACOMM INC.
CMC ELECTRONICS ACTON INC.
CMC ELECTRONICS AURORA INC.
EA TECHNOLOGIES CORPORATION
ESTERLINE SENSORS SERVICES AMERICAS, INC. (formerly known as Auxitrol Co.)
ESTERLINE CANADIAN HOLDING CORPORATION
EQUIPMENT SALES CO.
H.A. SALES CO.
HAUSER, INC.
HYTEK FINISHES CO.
JANCO CORPORATION
KIRKHILL-TA CO.
KORRY ELECTRONICS CO.
LEACH HOLDING CORPORATION
LEACH INTERNATIONAL CORPORATION
LEACH TECHNOLOGY GROUP, INC.
MASON ELECTRIC CO.
MC TECH CO.
MEMTRON TECHNOLOGIES CO.
NORWICH AERO PRODUCTS, INC.
PALOMAR PRODUCTS, INC.
PRESSURE SYSTEMS, INC.
PRESSURE SYSTEMS INTERNATIONAL, INC.
SURFTECH FINISHES CO.
UMM ELECTRONICS INC.

By:	/s/ Robert D. George
Name:	Robert D. George
Its:	Secretary

ESTERLINE TECHNOLOGIES HOLDINGS LIMITED
ESTERLINE TECHNOLOGIES LIMITED

By:	/s/ Robert D. George
Name:	Robert D. George
Its:	Director

LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V.

By:	/s/ Mark Raymond Thek
Name:	Mark Raymond Thek
Its:	General Manager